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                                                                EXHIBIT NO. 10.3

                                ESCROW AGREEMENT

          AGREEMENT made as of July 30, 1997 by and among Nextera Enterprises, L.L.C., a Delaware limited liability company ("Buyer"), Symmetrix, Inc., a Massachusetts corporation (the "Company"), the holders of the Company's capital stock set forth on Exhibit A attached hereto (herein collectively referred to as the "Stockholders" and individually as a "Stockholder") and certain holders of options to purchase shares of the Company's capital stock set forth on Exhibit B attached hereto (herein collectively referred to as the "Optionholders " and individually as an "Optionholder;" the Stockholders and the Optionholders are collectively referred to as the "Holders" and individually as a "Holder") and State Street Bank and Trust Company, as escrow agent (the "Escrow Agent").

          WHEREAS, pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of July 30, 1997 by and among Buyer, the Company and the Holders, Buyer is acquiring the all outstanding shares of the Company's capital stock from the Stockholders and the Company is canceling the options to purchase capital stock of the Company held by the Optionholders; and

          WHEREAS, the Holders have agreed to indemnify Buyer against breaches of the representations, warranties and covenants made by the Company and certain of the Holders in the Stock Purchase Agreement and against certain other matters as specified in Section 10 of the Stock Purchase Agreement; and

          WHEREAS, to secure payment of certain of the Holders' indemnification obligations, ONE MILLION SEVEN HUNDRED AND FIFTY THOUSAND DOLLARS ($1,750,000) (such amount, the "Escrow Amount") is being deposited, pursuant to Section 1.3 of the Stock Purchase Agreement, in escrow to be held as hereinafter provided.

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties herein contained, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Establishment of Escrow: Investment. Buyer has herewith deposited the Escrow Amount with the Escrow Agent on the date of the Closing. The consideration deposited hereunder, including any additions to or earnings on the same, shall be referred to as the "Escrow Fund." The Escrow Fund shall be held in escrow in an account designated as the Symmetrix, Inc. Escrow Account or an account having such other similar designation, subject to the terms and conditions set forth herein. Patrick Flynn shall serve as the exclusive representative of the Holders with respect to the Escrow Fund and this Agreement (the "Escrow Representative"). If, for any reason, the Escrow Representative shall be either unable or unwilling to serve, a successor Escrow Representative shall be appointed by written consent of all Holders and all references to the Escrow Representative shall be deemed to include such successor. Unless otherwise directed in writing by the Escrow Representative and Buyer, the Escrow Agent shall invest the cash held in the Escrow Fund in any State Street Insured Money Market Account, U.S. Government obligations, bank certificates of deposit (up to the maximum insured amount of any such deposit) or repurchase agreements secured by U.S. Government obligations, (individually, an "Investment"



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and collectively, the "Investments"), and the Escrow Agent shall not be responsible for any loss incurred upon any such investment made in good faith. Unless otherwise directed in writing by the Escrow Representative and Buyer, the Escrow Agent shall not invest all or any portion of the Escrow Fund in any Investment if the maturity date of such Investment is later than the Termination Date (as defined below).

          2. Amounts Earned on Escrow Fund: Tax Matters. All amounts earned, paid or distributed with respect to the Escrow Fund (whether interest, dividends or otherwise) shall become a part of the Escrow Fund, shall be held hereunder upon the same terms as the original Escrow Fund and shall be distributed together with the underlying portion of the original Escrow Fund pursuant to the terms of this Agreement. The parties agree that to the extent permitted by applicable law, including Section 46813(g) of the Internal Revenue Code of 1986, as amended, the Buyer will include all amounts earned on the Escrow Fund in its gross income for federal, state and local income tax (collectively, "income tax") purposes and pay any income tax resulting therefrom.

          3. Claims Against Escrow Fund. At any time or times prior to the expiration of this Agreement, Buyer may make claims against the Escrow Fund for indemnification pursuant to and in accordance with Section 10 of the Stock Purchase Agreement. Buyer shall notify the Escrow Representative and the Escrow Agent in writing prior to the expiration of this Agreement of each such claim, including a summary of the amount of and bases for such claim. If the Escrow Representative shall dispute such claim, the Escrow Representative shall give written notice thereof to Buyer and to the Escrow Agent within thirty (30) days after receipt of notice of Buyer's claim, in which case the Escrow Agent shall continue to hold the Escrow Fund in accordance with the terms of this Agreement; otherwise, such claim shall be deemed to have been acknowledged to be payable out of the Escrow Fund in the full amount thereof and the Escrow Agent shall use its best efforts to pay such claim in immediately available funds to Buyer within three (3) business days after expiration of said thirty day period or as soon thereafter as possible. If the amount of the claim exceeds the value of the Escrow Fund, the Escrow Agent shall have no liability or responsibility for any deficiency.

          4. Disputed Claims.

               (a) If the Escrow Representative shall dispute an indemnification claim of Buyer as above provided, the Escrow Agent shall set aside a portion of the Escrow Fund sufficient to pay said claim in full (the "Set Aside Amount"). If Buyer notifies the Escrow Agent in writing that it has made out-of-pocket expenditures in connection with any such disputed claim, and provides paid receipts for such expenditures, in addition to expenditures included in the Set Aside Amount, an amount equal to such additional expenditures shall be added to the Set Aside Amount.

               (b) If the disputed indemnification claim has not been resolved or compromised within sixty (60) days after the Escrow Representative sends notice of dispute of the same, or in the event of a third-party claim or suit, within fifteen (15) days after its resolution or compromise, said indemnification claim shall be referred to the American Arbitration Association, to be settled



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by binding arbitration in Boston, Massachusetts, in accordance with the commercial arbitration rules of the Association. The fees and expenses of the arbitrator shall, as between the Holders and Buyer, be borne by them in such proportions as shall be determined by the arbitrator, or if there is no such determination, then such fees and expenses shall be borne equally by the Holders and Buyer. In no event shall the Escrow Agent be responsible for any fee or expense of any party to any arbitration proceeding. The determination of the arbitrator as to the amount, if any, of the indemnification claim which is properly allowable shall be conclusive and binding upon the parties hereto and judgment may be entered thereon in any court having jurisdiction thereof, including, without limitation, any Superior Court in the Commonwealth of Massachusetts. The Escrow Agent shall use its best efforts to make payment of such claim, as and to the extent allowed, to Buyer out of the Set Aside Amount (or if insufficient, out of the Escrow Fund) within three (3) business days following said determination or as soon thereafter as possible.

               (c) Notwithstanding Section 4(b), if a disputed indemnification claim has not been resolved or compromised as of the Termination Date (as hereinafter defined), and such claim does not involve a third-party claim or suit, Buyer and the Escrow Representative shall continue to negotiate in good faith a settlement of such claims for a period of ten (10) days. If, after the expiration of such ten-day period, such indemnification claim still has not been resolved or compromised, such claim shall be settled in accordance with the arbitration provisions set forth in Section 4(b).

               (d) It is understood and agreed that should any dispute arise under this Section 4, the Escrow Agent, upon receipt of written notice of such dispute or claim by the Escrow Representative, is authorized and directed to retain in its possession without liability to anyone, the Set Aside Amount relating to such dispute plus any expenditures of Buyer made pursuant to Section 4(a) until such dispute shall have been settled pursuant to this Section 4. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Fund.

          5. Termination. This Agreement shall terminate on the date that the Escrow Fund is reduced to zero as the result of payments by the Escrow Agent to Buyer in accordance with the provisions of Section 3 or Section 4. If, however, the Escrow Fund has not been reduced to zero as of the date that is one (1) year following the date of this Agreement (the "Termination Date") and there are no outstanding indemnification claims on the Termination Date, this Agreement shall terminate and the Escrow Agent shall distribute the amount remaining in the Escrow Fund to the Holders in accordance with their pro rata interest in the Escrow Fund as set forth in Exhibit C attached hereto; otherwise this Agreement shall continue in effect until all indemnification claims Buyer has made pursuant to Section 3 hereof on or prior to the Termination Date shall have been disposed of. As of the Termination Date, an amount of the Escrow Fund adequate to cover all disputed and undisputed claims made by Buyer pursuant to Section 3 hereof, plus an additional twenty percent (20%) of any such amount to cover expenses of Buyer associated with such claims, will be held by the Escrow Agent, and the Escrow Agent shall distribute on the Termination Date the balance, if any, of the Escrow Fund to the Holders in accordance with their pro rata interest in the Escrow Fund as set forth in Exhibit C attached hereto. At such time as all remaining indemnification claims hereunder have been resolved and the Escrow Agent has



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received a written notice executed by Buyer and the Escrow Representative, or notification of a determination of an arbitrator pursuant to Section 4(b), to that effect and any amounts to be distributed to Buyer in connection therewith have been so distributed, the Escrow Agent shall distribute the remaining Escrow Fund, if any, to the Holders in accordance with their pro rata interest in the Escrow Fund.

          6. The Escrow Agent. Notwithstanding anything herein to the contrary, the Escrow Agent shall promptly dispose of all or any part of the Escrow Fund as directed by a writing signed by the Escrow Representative and Buyer. The reasonable fees and expenses of the Escrow Agent, including legal fees incurred in connection with the preparation of this Agreement and including the fees and disbursements of its counsel, if any, in connection with its performance of this Agreement shall be paid from the income on the Escrow Fund and, if and to the extent not so paid, shall be borne equally by the Holders and Buyer. The Escrow Agent shall be entitled to reimbursement on demand for all expenses incurred in connection with the administration of this Agreement or the escrow created hereby which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees and expenses incurred by the Escrow Agent in connection with resolution of any dispute hereunder. The Escrow Agent, its directors, officers and employees shall not be liable for any act or omission to act under this Escrow Agreement except for its own gross negligence or willful misconduct. The Escrow Agent shall not be liable for, and Buyer, the Company and the Holders shall jointly and severally indemnify the Escrow Agent against, any losses or claims arising out of or any action taken or omitted in good faith hereunder and upon the advice of counsel, including in-house counsel. The Escrow Agent may decline to act and shall not be liable for failure to act if in doubt as to its duties under this Agreement. The Escrow Agent may act upon any instrument or signature believed by it to be genuine and shall have no responsibility for determining the accuracy thereof, and may assume that any person purporting to give any notice or instruction hereunder, reasonably believed by it to be authorized, has been duly authorized to do so. The Escrow Agent's duties shall be determined only with reference to this Escrow Agreement and applicable laws, and the Escrow Agent is not charged with knowledge of or any duties or responsibilities in connection with any other document or agreement, including the Stock Purchase Agreement. The Escrow Agent shall not be obligated to take any legal or other action hereunder which might in its judgment involve any expense or liability unless it shall have been furnished with acceptable indemnification. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

          Buyer, the Company and the Holders jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of Escrow Funds under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent in any such payment or other activities under this Agreement. Buyer, the Company and the Holders undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. Buyer, the Company and the Holders, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any



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liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct the same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties.

          The Escrow Agent shall have the right at any time to resign hereunder by giving written notice of its resignation to the parties hereto, at the addresses set forth herein or at such other address as the parties shall provide, at least thirty (30) business days prior to the date specified for such resignation to take effect. If the parties hereto do not designate a successor escrow agent within said thirty (30) business days, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent. The provisions of paragraph 6 shall survive termination of this Agreement. Upon the effective date of such resignation, all cash and other payments and all other property then held by the Escrow Agent hereunder shall be delivered by it to such successor escrow agent or as otherwise shall be designated in writing by the parties hereto.

          In the event that the Escrow Agent should at any time be confronted with inconsistent or conflicting claims or demands by the parties hereto, the Escrow Agent shall have the right but not the duty to interplead said parties in any court of competent jurisdiction and request that such court determine such respective rights of the parties with respect to this Escrow Agreement, and upon doing so, the Escrow Agent shall be released from any obligations or liability to either party as a consequence of any such claims or demands.

          The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder, either directly or by or through its agents or attorneys including in-house counsel. Nothing in this Escrow Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the State of Massachusetts. The Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Escrow Agreement or of any agreement amendatory or supplemental hereto.

          7. Miscellaneous. This Agreement shall be construed under and governed by the laws of the Commonwealth of Massachusetts and shall inure to the benefit of and be binding upon the successors, assigns, heirs and personal representatives of the parties hereto.

          8. Counterparts. This Escrow Agreement may be executed in one or more counterparts, all of which documents shall be considered one and the same document.

          9. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given when received, if personally delivered or sent by facsimile transmission, or three
(3) days after deposited in the U.S. mails for delivery by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:



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           TO BUYER:                     Nextera Enterprises, L.L.C.
                                         One Cranberry Hill
                                         Lexington, MA 02173
                                         Attention:  Gresham T. Brebach, Jr.


           With a copy to:               Goodwin, Procter & Hoar LLP
                                         Exchange Place, Boston, MA 02109
                                         Facsimile:  (617) 523-1231
                                         Attention:  Kevin M. Dennis


           TO THE COMPANY:               Symmetrix, Inc.
                                         One Cranberry Hill
                                         Lexington, MA 02173
                                         Facsimile:  (617) 674-1300
                                         Attention:  Dwight Gertz

           With a copy to:               Peter Kelman, Esq.
                                         General Counsel
                                         Symmetrix, Inc.
                                         One Cranberry Hill
                                         Lexington, MA 02173
                                         Facsimile:  (617) 674-1300


           and a copy to:                Michael S. Fawcett
                                         Dorman & Fawcett
                                         P.O. Box 214
                                         Hamilton, MA 01936
                                         Facsimile:  (508) 468-7423


           TO ANY HOLDER:                Dwight L. Gertz
                                         Symmetrix, Inc.
                                         One Cranberry Hill
                                         Lexington, MA 02173
                                         Facsimile:  (617) 674-1300


           TO ESCROW AGENT:              State Street Bank and Trust Company
                                         Two International Place
                                         Boston, MA 02110
                                         Attn:  Corporate Trust Department,
                                         Fifth Floor
                                         Symmetrix, Inc.  Escrow Account
                                         Facsimile:  (617) 664-5365



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Addresses may be changed by written notice given pursuant to this Section. Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

          10. Certification of Tax Identification Number. The parties hereto agree to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8, in the case of non-U.S. persons) to the Escrow Agent prior to the date on which any income earned on the investment of the Escrow Funds is credited to such Escrow Funds. The parties hereto understand that, in the event their tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Fund.

          11. Consent to Jurisdiction and Service. Buyer, the Company and the Holders hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts in the Commonwealth of Massachusetts and of any Federal court located in said Commonwealth in connection with any actions or proceedings brought against Buyer, the Company and the Holders by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, Buyer, the Company and the Holders hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to Buyer, the Company and the Holders, as the case may be, at their respective addresses in accordance with
Section 9 hereof.

          12. Force Majeure. Neither Buyer, the Company, the Holders nor Escrow Agent shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

          13. Modifications. This Agreement may not be altered or modified without the express written consent of the parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.

          14. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by a photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the



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regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be executed by their duly authorized representatives, as of the date first written above.

                                            BUYER:

                                            NEXTERA ENTERPRISES, L.L.C.

                                            By: /s/  MICHAEL P. MULDOWNEY
                                               ---------------------------------
                                               Name:  Michael P. Muldowney
                                               Title:  Treasurer

                                            THE COMPANY:

                                            SYMMETRIX, INC.

                                            By: /s/  PATRICK JOHN FLYNN
                                               ---------------------------------
                                               Name:  Patrick John Flynn
                                               Title:  Chief Operating Officer

                                            HOLDERS:

                                            SCIENCE APPLICATIONS
                                            INTERNATIONAL CORPORATION

                                            By: /s/  PAUL SAYER
                                               ---------------------------------
                                               Name:  Paul Sayer
                                               Title:  Senior Vice President

                                            FAIRVIEW MEDICAL SERVICES
                                            CORPORATION

                                            By: /s/  GEORGE P. BENNETT
                                               ---------------------------------
                                               Name:  George P. Bennett
                                               Title:  Chairman



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                                            /s/  DOUG BEAVEN
                                            ------------------------------------
                                            Doug Beaven

                                            /s/  GEORGE BENNETT
                                            ------------------------------------
                                            George Bennett

                                            /s/  CHESLEY CHEN
                                            ------------------------------------
                                            Chesley Chen

                                            /s/  STEWART DAVIS
                                            ------------------------------------
                                            Stewart Davis

                                            /s/  JOHN DOVE
                                            ------------------------------------
                                            John Dove

                                            /s/  PAT FLYNN
                                            ------------------------------------
                                            Pat Flynn

                                            /s/  DWIGHT L. GERTZ
                                            ------------------------------------
                                            Dwight L. Gertz

                                            /s/  DON HAWLEY
                                            ------------------------------------
                                            Don Hawley

                                            /s/  JEFF MEHLMAN
                                            ------------------------------------
                                            Jeff Mehlman

                                            /s/  JOHN NEAL
                                            ------------------------------------
                                            John Neal

                                            ESCROW AGENT:

                                            STATE STREET BANK AND TRUST
                                            COMPANY, as Escrow Agent

                                            By: /s/  JAMES E. MOGAVERO
                                               ---------------------------------
                                               Name:  James E. Mogavero
                                               Title:  Vice President



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